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                                                                   EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                           PHYSICIANS' SPECIALTY CORP.


      The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE ONE

      The name of the Corporation (hereinafter called the "Corporation") is PHYSICIANS' SPECIALTY CORP.

                                   ARTICLE TWO

      The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THREE

      The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.




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                                  ARTICLE FOUR

      The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be Fifty Million Ten Thousand (50,010,000) shares which shall be divided into two classes as follows:

      Ten Thousand (10,000) shares of preferred stock having a par value of $1.00 per share, and Fifty Million (50,000,000) shares of common stock having a par value of $0.001 per share.

      The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock shall be as follows:

                                       I.

                                 PREFERRED STOCK

      1. Shares of preferred stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the Board of Directors may determine.

      2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issue of all or any shares of preferred stock, in one or more series and to fix for each such series, such voting powers (subject to the limitations provided below), full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware including, but not limited to, determination of any of the following:


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            (a) The distinctive designation of, and the number of shares constituting, a series of preferred stock;

            (b) The dividend rate or rates on the shares of such series, whether dividends shall be cumulative, and, if so, which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

            (c) The voting powers, full or limited, if any, of the shares of such series; provided that the holders of shares of such series (i) will not be entitled to more than the lesser of (X) one vote per $100 of liquidation value or (Y) one vote per share and (ii) will not be entitled to vote on any matter separately as a class, except (A) to the extent provided by the General Corporation Law of the State of Delaware and (B) to the extent specified in the Preferred Stock Designation with respect to such series;

            (d) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            (e) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon which or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


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            (f) Whether or not the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of such series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

            (g) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the shares of such series; and

            (h) Any other preferences, privileges and powers, and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

      3. Shares of preferred stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of common stock) shall have the status of authorized but unissued shares of preferred stock and may be reissued.


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                                       II.

                                  COMMON STOCK

      1. Subject to the preferential rights of the preferred stock, the holders of the common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

      2. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of common stock shall have one vote in respect of each share of common stock held by such holder of record on the books of the Corporation on all matters voted upon by the stockholders.

      3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the preferred stock, holders of the common stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them respectively.

                                      III.

                                OTHER PROVISIONS

      1. The number of authorized shares of stock of any class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the stock, or any class or series thereof, unless a vote of any such


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holders is required pursuant to any Preferred Stock Designation or by the
General Corporation Law of the State of Delaware.

                                  ARTICLE FIVE

      The name and the mailing address of the incorporator are Joy E. Barbour, Esquire, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

                                   ARTICLE SIX

      The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

            NAME                          MAILING ADDRESS
            ----                          ---------------
      Ramie A. Tritt, M.D.    c/o The Medical Quarters
                                          5555 Peachtree Dunwoody Road
                                          Suite 235
                                          Atlanta, Georgia 30342

      Gerald R. Benjamin            3414 Peachtree Road
                                          Suite 238
                                          Atlanta, Georgia 30326

      W. Kevin Thomas, M.D.   5671 Peachtree Dunwoody Road, N.E.
                                          Suite 400
                                          Atlanta, Georgia 30342

      Rande H. Lazar, M.D.    1618 East Clanlo Drive
                                          Memphis, Tennessee 38104


                                  ARTICLE SEVEN

      The Corporation is to have perpetual existence.


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                                  ARTICLE EIGHT

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

      2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

      3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of


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stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                  ARTICLE NINE

       The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                   ARTICLE TEN

      The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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                                 ARTICLE ELEVEN

      From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleven.
Signed on July 31, 1996.

                                          ------------------------------------
                                                Joy E. Barbour, Incorporator


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